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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF CONAGRA FOODS

ConAgra Foods is the parent corporation owning 100% (unless otherwise noted) of the voting securities of the following subsidiaries as of May 27, 2001:

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

                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       ---------------
A.M. Gilardi & Sons, Inc.                                                                        Ohio

Alabama Processors, Inc. (owns 100% of the voting securities of one
       domestic corporation)                                                                     Alabama

Armour Food Co. - Iowa                                                                           Iowa

Banquet Foods (Canada) Corporation                                                               Canada

BCF, Inc.                                                                                        Texas

CAG 31, Inc.                                                                                     Delaware

CAG 45, Inc.                                                                                     Delaware

CAGRE, Inc.                                                                                      Nebraska

CGRT, Inc.                                                                                       Nebraska

Choice One Foods, Inc.                                                                           California

ConAgra Brands, Inc.                                                                             Nebraska

ConAgra Capital L.C.                                                                             Iowa

ConAgra Caribbean Distributors, Inc.                                                             Puerto Rico

ConAgra Energy Services, Inc.                                                                    Delaware

ConAgra Feeding  Children Better Foundation                                                      Nebraska

ConAgra Fertilizer Company                                                                       Nebraska

ConAgra Finance Company Pty. Limited                                                             Australia

ConAgra Foreign Sales Corporation, Inc.                                                          Guam

ConAgra Foundation                                                                               Nebraska

ConAgra Functional Foods, Inc.                                                                   Nebraska

ConAgra Grocery Products Company (owns 100% of the voting securities of 15 domestic corporations, 70% of one foreign corporation, 50% of one foreign  corporation and 100% of three foreign corporations, all engaged principally in the production and marketing of retail, foodservice
       and industrial food products)                                                             Delaware

ConAgra International (Far East) Limited (owns 100% of the
       voting securities of four foreign corporations and 50% of one foreign
       corporation engaged principally in the worldwide commodities trading business)            Hong Kong


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

                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       ---------------

ConAgra International Fertilizer Company                                                         Delaware

ConAgra International, Inc. (owns 100% of the voting securities of 23 foreign corporations, 99% of four foreign corporations,
       98% of one foreign corporation, 50% of two foreign corporations and
       30% of one foreign corporation, all engaged principally in the worldwide
       commodities trading business and the processing of beef and malt)                         Delaware

ConAgra International, S.A.                                                                      Spain

ConAgra Lonergan Corporation                                                                     Nebraska

ConAgra Poultry Company (owns 100% of three domestic corporations engaged principally in poultry operations and 50% of one domestic limited
       liability company engaged principally in waste conversion)                                Delaware

ConAgra Relocation Services, Inc.                                                                Delaware

ConAgra Shared Purchasing, Inc.                                                                  Delaware

ConAgra Trade Group, Inc. (owns 100% of the voting securities of two
       domestic corporations)                                                                    Delaware

ConAgra Transportation, Inc.                                                                     Delaware

E-ConAgra.com, Inc.                                                                              Delaware

Fernando's Foods Corporation                                                                     California

Golden Valley Microwave Foods, Ltd.                                                              United Kingdom

GoodMark Foods, Inc. (owns 100% of the voting securities of two domestic
       corporations)                                                                             North Carolina

Hester Industries, Inc.                                                                          West Virginia

Investment Resource Services, Inc.                                                               Delaware

J.R.R.W. Transport, Inc.                                                                         Iowa

Lamb Weston, Inc. (owns 100% of the voting securities of three domestic corporations; 15% of one foreign corporation and 85% of one domestic
       limited liability corporation engaged in the potato products business)                    Delaware

Managed Receivables, Inc.                                                                        Delaware

Meridian Seafood Products, Inc. (owns 100% of the voting securities of
       one domestic corporation)                                                                 Delaware


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
                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       ---------------

MHC, Inc.                                                                                        Oregon

Miller Bros. Company, Inc.                                                                       Utah

Molinos de Puerto Rico, Inc.                                                                     Nebraska

ConAgra Beef Company (owns 100% of the voting securities of six domestic corporations, 50% of two domestic limited liability corporations, and
       100% of one foreign corporation, all engaged principally in the livestock
       feeding and processing business)                                                          Delaware

Northern Colorado Resources, Inc.                                                                Colorado

Oat Ventures, Inc.                                                                               Delaware

Sergeant's Pet Products, Inc.                                                                    Delaware

Swift & Company                                                                                  Delaware

To-Ricos, Inc.                                                                                   Nebraska

Transquip Resources, Inc.                                                                        Oklahoma

United Agri Products, Inc. (owns 100% of the voting securities of 29 domestic corporations and 50% of two limited liability companies, all engaged
       principally in the agricultural chemicals business)                                       Delaware

USFI-Gilroy, Inc.                                                                                Delaware

Weld Insurance Company, Inc.                                                                     Colorado

Zoll Foods Corporation                                                                           Illinois

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The corporations listed above and on the previous page are included in the consolidated financial statements, which are a part of this report.


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